Exhibit 99.1
FOR IMMEDIATE RELEASE
RailAmerica, Inc. Reports Fourth Quarter and Full Year 2009 Results
Fourth Quarter Highlights
•	Operating income of $14.2 million, after $6.3 million expense related to initial public offering (IPO)[1].

•	Adjusted EBITDA[2] of $33.5 million up 1% from fourth quarter 2008.

•	Net cash provided by operating activities of $4.4 million versus $6.9 million in fourth quarter 2008.

•	Strengthened balance sheet; year-end cash of $190.2 million.
JACKSONVILLE, FL, February 24, 2010 — RailAmerica, Inc. (NYSE: RA) today reported financial results for the quarter and year ended December 31, 2009. Reported results reflect the Ottawa Valley Railway (OVR) as a discontinued operation. In December 2009, the Company received C$73 million gross proceeds upon the termination of its lease of the OVR.
Compared to the prior year period, Adjusted EBITDA2 increased 1% to $33.5 million for fourth quarter 2009. Net cash provided by operating activities was $4.4 million and $6.9 million, respectively, for the fourth quarters of 2009 and 2008.
John Giles, RailAmerica’s President and Chief Executive Officer, said “In the fourth quarter we posted solid financial results as we increased Adjusted EBITDA 1% to $33.5 million in a challenging economic environment. Excluding the $6.3 million IPO-related charge our operating income was up 7% for the quarter to $20.5 million. This was a result of our continued focus on running safe railroads and driving operating efficiencies. With the completion of the IPO and the OVR transaction, we have strengthened our balance sheet and are well positioned to pursue external growth opportunities. We will apply the same discipline to strategic investments that we have used over the past three years to improve the Company’s operational and financial performance.”
Mr. Giles continued, “Although still evolving, we are encouraged by the recent growth in carloads and have positioned RailAmerica for strong performance as volumes improve. This year, we plan to maintain a sharp focus on our three strategic priorities: delivering organic growth and efficiency gains, strengthening our balance sheet, and capitalizing on external growth opportunities.”
Including charges totaling $0.24 per diluted share for the early retirement of debt, interest rate swap termination and the IPO, RailAmerica reported a fourth quarter 2009 loss from continuing operations of $12.5 million, or $0.24 per diluted share. This compares to income from continuing operations of $6.0 million, or $0.14 per diluted share, for fourth quarter 2008. The prior year quarter included expenses of $0.08 per diluted share for foreign exchange loss on former bridge debt and an income tax benefit of $0.29 per diluted share primarily related to 45G tax credits.

[1]	Refers to non-cash charge related to IPO for expiration of restricted stock repurchase feature

[2]	See schedule at the end of press release for a reconciliation of non-GAAP financial measures

Net loss, which includes discontinued operations, for the fourth quarter of 2009 was $6.9 million, compared to net income of $8.9 million for the fourth quarter of 2008. The OVR is now included in discontinued operations, and for the fourth quarter of 2009 it generated total revenue of $3.7 million, operating income of $2.3 million and minimal depreciation/amortization expense. For the fourth quarter of 2008, the OVR had total revenue of $4.1 million, operating income of $1.0 million and minimal depreciation/amortization expense.
Below are details of the fourth quarter 2009 charges for debt retirement, swap amortization and the IPO. These expenses total $19.8 million on a pre-tax basis, of which $17.6 million are non-cash.
•	$6.9 million ($4.5 million after tax, or $0.08 per diluted share) related to the early retirement of $74.0 million in senior notes. $4.7 million of this pre-tax expense is non-cash.

•	$6.6 million ($4.3 million after tax, or $0.08 per diluted share) for the non-cash amortization of swap termination costs in connection with terminating an interest rate swap on former variable rate debt.

•	$6.3 million ($4.1 million after tax, or $0.08 per diluted share) for a non-cash charge related to the IPO for the expiration of restricted stock repurchase feature.
Fourth quarter 2009 revenue declined 9% to $105.4 million from $115.7 million in the prior year quarter. Freight revenue declined 10% to $86.1 million primarily due to lower fuel surcharge and carloads. Non-freight revenue declined 5% to $19.3 million primarily due to lower car hire and demurrage revenue, which offset strong growth in car repair and storage revenue.
Fourth quarter 2009 operating income declined 26% to $14.2 million from $19.1 million in the fourth quarter of 2008 primarily due to the $6.3 million IPO-related expense. The impact of lower revenue was offset by operating expense reductions resulting from lower volumes and productivity initiatives. Additionally, the Company had a $3.9 million operating expense benefit in the fourth quarter of 2009 from a Track Maintenance Agreement executed in 2009 to monetize 45G tax credits. Fourth quarter 2008 results include a $1.7 million impairment charge and $1.9 million in expenses for headquarters relocation compared to fourth quarter 2009 results which include $0.4 million in expenses for headquarters relocation.
Full year 2009 loss from continuing operations was $5.5 million, or $0.11 per diluted share, compared to earnings of $9.6 million, or $0.22 per diluted share, for full year 2008. Full year 2009 net income, which includes discontinued operations, was $15.8 million, compared to $16.5 million for full year 2008. Full year 2009 results include the $19.8 million of expenses discussed above ($0.28 per diluted share, after tax, on a full year basis) plus an additional $10.0 million ($6.5 million after tax, or $0.14 per diluted share) for the non-cash amortization of swap termination costs and a $1.2 million non-cash, benefit ($0.8 million after tax, or $0.02 per diluted share) for foreign exchange gain on former bridge debt. Full year 2008 results include $8.3 million ($5.5 million after tax, or $0.13 per diluted share) of non-cash expense for foreign exchange loss on former bridge debt.
As previously announced, RailAmerica, Inc. will present its fourth quarter earnings on Thursday, February 25, 2010 at 8:30 a.m. Eastern Time via live teleconference and webcast. Those interested in participating via teleconference may dial (877) 756-2088. Callers outside the U.S. may dial (574) 941-1456. The conference ID number is 52696051. Participants should dial in no later than 10 minutes prior to the call. Presentation materials and access to the live webcast will be available in the Investors section of RailAmerica’s website (www.railamerica.com). Following the earnings call, a webcast replay will be archived on the Company’s website. A telephone replay will be available through March 8, 2010 beginning approximately two hours after the call. The recording can be accessed by dialing (800) 642-1687 or (706) 645-9291. The conference ID number is 52696051.
RailAmerica, Inc. owns and operates short line and regional freight railroads in North America, operating a portfolio of 40 individual railroads with approximately 7,400 miles of track in 27 U.S. states and three Canadian provinces.
Cautionary Note Regarding Forward-Looking Statements
Certain items in this press release and other information we provide from time to time may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to future events and financial performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements. RailAmerica, Inc. can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from RailAmerica, Inc.’s expectations include, but are not limited to, prolonged capital markets disruption and volatility, general economic conditions and business conditions, our relationships with Class I railroads and other connecting carriers, our ability to obtain railcars and locomotives from other providers on which we are currently dependent, legislative and regulatory developments including rulings by the Surface Transportation Board or the Railroad Retirement Board, strikes or work stoppages by our employees, our transportation of hazardous materials by rail, rising fuel costs, acquisition risks, competitive pressures within the industry, risks related to the geographic markets in which we operate; and other risks detailed in RailAmerica, Inc.’s filings with the Securities and Exchange Commission, including our prospectus filed with the Commission on October 13, 2009. In addition, new risks and uncertainties emerge from time to time, and it is not possible for RailAmerica, Inc. to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. RailAmerica, Inc. expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

###
INVESTOR CONTACT
Ira Berger
Office: 904.538.6332
MEDIA CONTACT
Donia Crime
Office: 904.645.6200
Cell: 404.271.1437

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the quarters ended December 31,		For the years ended December 31,
	2009	2008	2009	2008
		(In thousands, except per share data)
Operating revenue	$105,426	$115,746	$410,603	$488,457
Operating expenses:
Transportation	46,155	61,313	179,338	267,541
Selling, general and administrative	33,858	24,874	107,641	99,956
Net gain (loss) on sale of assets	44	(1,164)	899	(1,696)
Impairment of assets	—	1,689	—	3,420
Depreciation and amortization	11,207	9,973	41,804	39,359

Total operating expenses	91,264	96,685	329,682	408,580

Operating income	14,162	19,061	80,921	79,877

Interest expense, including amortization costs	(24,108)	(20,055)	(86,878)	(61,718)
Other loss	(6,721)	(5,498)	(8,117)	(9,008)

Income (loss) from continuing operations before income taxes	(16,667)	(6,492)	(14,074)	9,151

Benefit from income taxes	(4,139)	(12,471)	(8,539)	(481)

Income (loss) from continuing operations	(12,528)	5,979	(5,535)	9,632

Discontinued operations:
Gain on disposal of discontinued business (net of income taxes)	4,109	2,219	17,040	2,764
Income from operations of discontinued business (net of income taxes)	1,551	679	4,337	4,131

Net income (loss)	$(6,868)	$8,877	$15,842	$16,527

Basic earnings (loss) per common share:
Continuing operations	$(0.24)	$0.14	$(0.11)	$0.22
Discontinued operations	0.11	0.06	0.46	0.16

Net income (loss)	$(0.13)	$0.20	$0.35	$0.38

Diluted earnings (loss) per common share:
Continuing operations	$(0.24)	$0.14	$(0.11)	$0.22
Discontinued operations	0.11	0.06	0.46	0.16

Net income (loss)	$(0.13)	$0.20	$0.35	$0.38

Weighted average common shares outstanding:
Basic	52,849	43,533	45,979	43,443
Diluted	52,849	43,533	45,979	43,443

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
	2009	2008
	(In thousands, except share data)
ASSETS

Current assets:
Cash and cash equivalents	$190,218	$26,951
Accounts and notes receivable, net of allowance of $4,557 and $3,338, respectively	66,619	76,384
Other current assets	21,958	18,480
Current deferred tax assets	12,697	5,854

Total current assets	291,492	127,669
Property, plant and equipment, net	954,165	953,604
Intangible assets	136,654	172,859
Goodwill	200,769	199,754
Other assets	17,187	16,561

Total assets	$1,600,267	$1,470,447

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current maturities of long-term debt	$669	$899
Accounts payable	53,948	56,058
Accrued expenses	34,675	51,349

Total current liabilities	89,292	108,306
Long-term debt, less current maturities	3,013	628,681
Senior secured notes	640,096	—
Deferred income taxes	185,002	144,748
Other liabilities	21,895	117,192

Total liabilities	939,298	998,927

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 400,000,000 shares authorized; 54,364,306 shares issued and outstanding at December 31, 2009; and 43,531,272 shares issued and outstanding at December 31, 2008	544	435
Additional paid in capital and other	630,653	470,578
Retained earnings	46,386	50,029
Accumulated other comprehensive loss	(16,614)	(49,522)

Total stockholders’ equity	660,969	471,520

Total liabilities and stockholders’ equity	$1,600,267	$1,470,447

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	For the years ended December 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$15,842	$16,527
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including amortization of debt issuance costs classified in interest expense	52,340	49,118
Amortization of swap termination costs	16,616	—
Net gain on sale or disposal of properties	(26,826)	(1,738)
Foreign exchange loss (gain) on debt	(1,160)	8,260
Swap termination costs	(55,750)	—
Loss on extinguishment of debt	9,499	—
Equity compensation costs	10,712	3,042
Deferred income taxes	21,057	(3,161)
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	10,873	12,257
Other current assets	(3,093)	(5,861)
Accounts payable	(3,122)	(5,016)
Accrued expenses	(16,677)	7,196
Other assets and liabilities	(20,771)	2,948

Net cash provided by operating activities	9,540	83,572

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(47,789)	(61,282)
Proceeds from disposition of business/sale of assets	90,340	17,367
Deferred acquisition/disposition costs and other	(355)	(1,736)

Net cash provided by (used in) investing activities	42,196	(45,651)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of senior secured notes	709,830	—
Principal payments on long-term debt	(625,898)	(7,359)
Repurchase of senior secured notes	(76,220)	—
Sale of common stock	143,123	635
Dividends paid to common stockholders	(19,485)	—
Deferred financing costs paid	(20,175)	(18,075)

Net cash provided by (used in) financing activities	111,175	(24,799)

Effect of exchange rates on cash	356	(1,558)

Net increase in cash	163,267	11,564
Cash, beginning of period	26,951	15,387

Cash, end of period	$190,218	$26,951

RAILAMERICA, INC. AND SUBSIDIARIES
SELECTED FINANCIAL INFORMATION
(amounts in thousands)
(unaudited)

	For the years ended December 31,
	2009		2008
Operating revenue	$410,603	100.0%	$488,457	100.0%
Operating expenses:
Labor and benefits	139,132	33.9%	140,760	28.8%
Equipment rents	35,838	8.7%	44,790	9.2%
Purchased services	31,055	7.6%	38,425	7.8%
Diesel fuel	32,243	7.8%	68,657	14.0%
Casualties and insurance	15,520	3.8%	20,929	4.3%
Materials	11,175	2.7%	10,286	2.1%
Joint facilities	6,941	1.7%	12,573	2.6%
Other expenses	15,075	3.7%	31,077	6.3%
Net loss on sale and impairment of assets	899	0.2%	1,724	0.4%
Depreciation and amortization	41,804	10.2%	39,359	8.1%

Total operating expenses	329,682	80.3%	408,580	83.6%

Operating income	$80,921	19.7%	$79,877	16.4%

	For the quarters ended December 31,
	2009		2008
Operating revenue	$105,426	100.0%	$115,746	100.0%
Operating expenses:
Labor and benefits	41,772	39.7%	36,333	31.4%
Equipment rents	8,623	8.2%	10,960	9.5%
Purchased services	7,811	7.4%	9,817	8.5%
Diesel fuel	9,640	9.2%	11,481	9.9%
Casualties and insurance	2,938	2.8%	6,712	5.8%
Materials	3,189	3.0%	2,883	2.5%
Joint facilities	2,119	2.0%	2,609	2.2%
Other expenses	3,921	3.7%	5,392	4.6%
Net loss on sale and impairment of assets	44	0.0%	525	0.5%
Depreciation and amortization	11,207	10.6%	9,973	8.6%

Total operating expenses	91,264	86.6%	96,685	83.5%

Operating income	$14,162	13.4%	$19,061	16.5%

RAILAMERICA, INC. AND SUBSIDIARIES
Railroad Freight Revenue, Carloads and Average Freight Revenue
Per Carload
Comparison by Commodity Group
(unaudited)

	Year ended December 31, 2009			Year ended December 31, 2008
			Average Freight			Average Freight
	Freight		Revenue per	Freight		Revenue per
	Revenue	Carloads	Carload	Revenue	Carloads	Carload
	(Amounts in thousands, except carloads and average freight revenue per carload)
Agricultural Products	$56,458	126,683	$446	$61,193	143,730	$426
Chemicals	47,022	80,748	582	59,543	103,290	576
Coal	36,914	178,028	207	37,362	177,842	210
Non-Metallic Minerals and Products	31,603	75,701	417	38,467	93,413	412
Pulp, Paper and Allied Products	30,453	57,865	526	39,456	72,167	547
Forest Products	26,642	46,755	570	40,023	70,737	566
Food or Kindred Products	25,386	52,298	485	26,279	54,659	481
Metallic Ores and Metals	23,802	41,542	573	52,361	93,351	561
Waste and Scrap Materials	20,227	53,685	377	28,379	77,434	366
Petroleum	19,429	41,943	463	19,725	44,912	439
Other	13,504	32,709	413	13,697	36,087	380
Motor Vehicles	6,454	17,458	370	5,437	19,330	281

Total	$337,894	805,415	$420	$421,922	986,952	$428

	Quarter ended December 31, 2009			Quarter ended December 31, 2008
			Average Freight			Average Freight
	Freight		Revenue per	Freight		Revenue per
	Revenue	Carloads	Carload	Revenue	Carloads	Carload
	(Amounts in thousands, except carloads and average freight revenue per carload)
Agricultural Products	$16,543	38,199	$433	$14,856	34,661	$429
Chemicals	12,219	20,785	588	13,083	21,194	617
Coal	8,576	41,687	206	8,135	41,316	197
Non-Metallic Minerals and Products	6,996	16,882	414	8,553	19,492	439
Pulp, Paper and Allied Products	7,575	14,216	533	9,577	16,031	597
Forest Products	6,120	10,916	561	9,300	14,767	630
Food or Kindred Products	6,168	13,102	471	6,381	13,912	459
Metallic Ores and Metals	6,954	11,649	597	10,720	16,064	667
Waste and Scrap Materials	5,438	13,930	390	6,147	14,214	432
Petroleum	5,045	10,700	471	4,427	11,568	383
Other	2,152	6,287	342	3,173	7,161	443
Motor Vehicles	2,300	6,053	380	1,020	3,225	316

Total	$86,086	204,406	$421	$95,372	213,605	$446

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES
     Adjusted EBITDA is a supplemental measure of liquidity that is not calculated or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). We use non-GAAP financial measures as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. However, Adjusted EBITDA has limitations as an analytical tool. It is not a measurement of our cash flows from operating activities under GAAP and should not be considered as an alternative to cash flow from operating activities as a measure of liquidity.
     Adjusted EBITDA assists us in monitoring our ability to undertake key investing and financing functions such as making investments, transferring property, paying dividends, and incurring additional indebtedness, which are generally prohibited by the covenants under our senior secured notes unless we meet certain financial ratios and tests. Adjusted EBITDA represents EBITDA before impairment of assets, equity compensation costs, gain (loss) on foreign currency exchange and non-recurring headquarter relocation costs. EBITDA, also a non-GAAP financial measure, is defined as net income (loss) before interest expense, provision for (benefit from) income taxes and depreciation and amortization.
     The following tables set forth the reconciliation of Adjusted EBITDA from our cash flow from operating activities (in thousands):

					Year ended
	Q1 2009	Q2 2009	Q3 2009	Q4 2009	December 31, 2009
Cash flows from operating activities to Adjusted EBITDA Reconciliation:
Net cash provided by (used in) operating activities	$(6,335)	$(37,023)	$48,486	$4,412	$9,540
Changes in working capital accounts	25,308	23,423	(29,231)	13,290	32,790
Depreciation and amortization, including amortization of debt issuance costs classified in interest expense	(15,432)	(12,718)	(11,708)	(12,482)	(52,340)
Amortization of swap termination costs	—	(972)	(9,054)	(6,590)	(16,616)
Net gain (loss) on sale or disposal of properties	728	(787)	190	26,695	26,826
Foreign exchange gain (loss) on debt	(1,164)	2,324	—	—	1,160
Swap termination costs	—	55,750	—	—	55,750
Loss on debt extinguishment	—	(2,593)	—	(6,906)	(9,499)
Equity compensation costs	(790)	(1,152)	(1,204)	(7,566)	(10,712)
Deferred income taxes	(1,322)	(8,018)	6,004	(17,721)	(21,057)

Net income (loss)	993	18,234	3,483	(6,868)	15,842

Add: Discontinued operations income/gain	(1,130)	(13,177)	(1,410)	(5,660)	(21,377)

Income (loss) from continuing operations	(137)	5,057	2,073	(12,528)	(5,535)
Add:
Provision for (benefit from) income taxes	766	916	(6,082)	(4,139)	(8,539)
Interest expense, including amortization costs	18,590	16,673	27,507	24,108	86,878
Depreciation and amortization	10,214	10,137	10,246	11,207	41,804

EBITDA	29,433	32,783	33,744	18,648	114,608
Add:
Equity compensation costs	790	1,152	1,204	7,566	10,712
Foreign exchange (gain) loss on debt	1,164	(2,324)	—	—	(1,160)
Loss on debt extinguishment	—	2,593	—	6,906	9,499
Non-recurring headquarter relocation costs	509	127	408	359	1,403

Adjusted EBITDA	$31,896	$34,331	$35,356	$33,479	$135,062

					Year ended
	Q1 2008	Q2 2008	Q3 2008	Q4 2008	December 31, 2008
Cash flows from operating activities to Adjusted EBITDA Reconciliation:
Net cash provided by operating activities	$8,186	$30,568	$37,963	$6,855	$83,572
Changes in working capital accounts	8,602	(7,134)	(15,864)	2,872	(11,524)
Depreciation and amortization, including amortization of debt issuance costs classified in interest expense	(10,506)	(11,182)	(13,420)	(14,010)	(49,118)
Net gain (loss) on sale or disposal of properties	(209)	(144)	(515)	2,606	1,738
Foreign exchange gain (loss) on debt	(1,735)	395	(1,422)	(5,498)	(8,260)
Equity compensation costs	(1,043)	(652)	(723)	(624)	(3,042)
Deferred income taxes	(5,113)	(5,259)	(3,143)	16,676	3,161

Net income (loss)	(1,818)	6,592	2,876	8,877	16,527

Add: Discontinued operations income/gain	(1,127)	(809)	(2,061)	(2,898)	(6,895)

Income (loss) from continuing operations	(2,945)	5,783	815	5,979	9,632
Add:
Provision for (benefit from) income taxes	4,547	4,854	2,589	(12,471)	(481)
Interest expense, including amortization costs	12,183	12,192	17,288	20,055	61,718
Depreciation and amortization	9,717	9,755	9,914	9,973	39,359

EBITDA	23,502	32,584	30,606	23,536	110,228
Add:
Impairment of assets	—	—	1,731	1,689	3,420
Equity compensation costs	1,043	652	723	624	3,042
Foreign exchange (gain) loss on debt	1,735	(395)	1,422	5,498	8,260
Non-recurring headquarter relocation costs	222	1,152	2,864	1,851	6,089

Adjusted EBITDA	$26,502	$33,993	$37,346	$33,198	$131,039